Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	February 4, 2020

Jacobs Reports Fiscal First Quarter Earnings
Innovative Solutions and Disciplined Execution Drive Strong Consistent Results
Double-Digit Year-Over-Year Increase in EPS and Adjusted EPS
Maintains Fiscal Year 2020 Profit Outlook
Expects Improved Free Cash Flow for the Balance of Fiscal Year 2020
DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: J) today announced its financial results for the fiscal first quarter ended December 27, 2019.
Q1 2020 Highlights:
•Gross revenue of $3.4 billion1 grew 9.0% year-over-year; net revenue grew 5% pro forma1
•EPS from continuing operations of $1.33, results include benefit from mark to market impact of Worley stock
•Adjusted EPS from continuing operations of $1.20, including $0.06 in discrete tax expenses
•Backlog increased $2.3 billion to $22.7 billion, up 11% year-over-year and up 6% on a pro forma basis1
•Maintaining fiscal 2020 adjusted EBITDA outlook of $1.050 billion to $1.150 billion2
•Maintaining fiscal 2020 adjusted pro forma EPS outlook of $5.30 - $5.802
•Increased share repurchase authorization by $1 billion; total authorization now $1.4 billion

Jacobs’ Chair and CEO Steve Demetriou commented, “Our transformed company continues to deliver consistent performance as we benefit from multiple secular growth trends; such as smart water solutions, environmental resiliency, urbanization, national security and the build out of 5G telecom infrastructure. We are excited about our new brand, which focuses employees to redefine what is possible by challenging traditional thinking and reimagining the future for our clients. The combination of our scale, expertise and innovation bolsters our sales pipeline, further supporting our multi-year financial targets of double-digit adjusted EBITDA growth across both lines of business.”

Jacobs will be ringing the Opening Bell at the NYSE later today to celebrate its 30th year listing on the NYSE, proudly exemplifying its new brand and transformation to a global technology-forward solutions company.

Jacobs’ President and CFO Kevin Berryman added, “Our strong first quarter profit performance was driven by the successful execution of our strategy to focus on higher growth, higher margin opportunities where our expertise and scale provide a competitive advantage. We are in the final stages of successful M&A restructuring and separation initiatives, which positions us to deliver improved free cash flow generation over the balance of fiscal 2020 and beyond. We are reaffirming our fiscal 2020 adjusted EBITDA outlook of $1.050 billion to $1.150 billion2. Given our solid financial flexibility, we have increased our remaining share repurchase authorization to $1.4 billion."

1Reflects continuing operations as reported in accordance with GAAP.
2Reconciliation of the adjusted pro forma EPS outlook and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2020.

First Quarter Review

	Fiscal Q1 2020	Fiscal Q1 2019	Change
Revenue	$3.4 billion	$3.1 billion	$0.3 billion
Net Revenue	$2.7 billion	$2.4 billion	$0.3 billion
GAAP Net Earnings from Continuing Operations	$179 million	$65 million	$114 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$1.33	$0.45	$0.88
Adjusted Net Earnings from Continuing Operations	$162 million	$144 million	$18 million
Adjusted EPS from Continuing Operations	$1.20	$1.00	$0.20
The company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the first quarter of fiscal 2020 and fiscal 2019 exclude the adjustments set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal Q1 2020	Fiscal Q1 2019
After-tax restructuring and other charges ($52.0 million and $45.1 million for the fiscal 2020 and 2019 periods, respectively before income taxes)	$39 million ($0.29 per share)	$35 million ($0.25 per share)
After-tax transaction costs ($1.6 million and $0.5 million for the fiscal 2020 and 2019 periods, respectively before income taxes),	$1.2 million ($0.01 per share)	$0.4 million ($— per share)
Other adjustments include:
 (a) addback of amortization of intangible assets of $21.8 million and $18.7 million in the 2020 and 2019 periods, respectively,
 (b) the allocation to discontinued operations of estimated stranded corporate costs of $6.4 million in the 2019 period that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business,
 (c) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $12.0 million, included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $0.7 million in remaining unreimbursed costs associated with the TSA during the fiscal 2020 period,
 (d) the removal of $(99.1) million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale in the 2020 period,
 (e) the allocation to discontinued operations of estimated interest expense amounts in 2019 related to long-term debt that was paid down in connection with the closing of the sale of the ECR business of $18.1 million,
 (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $11.0 million in the 2019 period,
 (g) the add-back of depreciation and amortization relating to the ECR business that was ceased as a result of the application of held for sale accounting in the 2019 period of $5.2 million and
 (h) associated income tax expense adjustments for the above pre-tax adjustment items.
	$(58) million ($(0.43) per share)	$43 million ($0.30 per share)
Adjusted EPS from Continuing Operations	$162 million ($1.20 per share)	$144 million ($1.00 per share)
(note: earnings per share amounts may not add due to rounding)
Fiscal first quarter 2020 adjusted earnings per share from continuing operations reflect an adjusted effective tax rate of 24.0%, excluding discrete tax expense items of $7.8 million, or $0.06 per share. Fiscal first quarter 2019 included $0.07 in a discrete tax benefit.
Jacobs is hosting a conference call at 11:00 A.M. ET on Tuesday February 4, 2020, which it is webcasting live at www.jacobs.com.
John Wood Group's Nuclear Business Acquisition
On August 20, 2019, Jacobs announced that it has entered into an agreement to acquire John Wood Group's Nuclear business for an enterprise value of £250 million (approximately $300 million) on a debt-free, cash-free basis. The transaction is expected to close in the fiscal 2020 second quarter.

About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With $13 billion in annual revenue and a talent force of approximately 52,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 27, 2019, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended December 27, 2019, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended
Unaudited	December 27, 2019	December 28, 2018
Revenues	$3,360,049	$3,083,788
Direct cost of contracts	(2,715,478)	(2,515,268)
Gross profit	644,571	568,520
Selling, general and administrative expenses	(493,226)	(455,390)
Operating Profit	151,345	113,130
Other Income (Expense):
Interest income	946	2,104
Interest expense	(14,817)	(25,325)
Miscellaneous income (expense), net	116,695	2,282
Total other income (expense), net	102,824	(20,939)
Earnings from Continuing Operations Before Taxes	254,169	92,191
Income Tax Expense for Continuing Operations	(68,489)	(22,758)
Net Earnings of the Group from Continuing Operations	185,680	69,433
Net Earnings of the Group from Discontinued Operations	77,587	60,158
Net Earnings of the Group	263,267	129,591
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(6,257)	(4,539)
Net Earnings Attributable to Jacobs from Continuing Operations	179,423	64,894
Net (Earnings) Losses Attributable to Noncontrolling Interests from Discontinued Operations	—	(756)
Net Earnings Attributable to Jacobs from Discontinued Operations	77,587	59,402
Net Earnings Attributable to Jacobs	$257,010	$124,296
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.35	$0.45
Basic Net Earnings from Discontinued Operations Per Share	$0.58	$0.42
Basic Earnings Per Share	$1.93	$0.87

Diluted Net Earnings from Continuing Operations Per Share	$1.33	$0.45
Diluted Net Earnings from Discontinued Operations Per Share	$0.58	$0.41
Diluted Earnings Per Share	$1.91	$0.86

Segment Information (in thousands):

	For the Three Months Ended
Unaudited	December 27, 2019	December 28, 2018
Revenues from External Customers:
Critical Mission Solutions	$1,182,457	$1,035,028
People & Places Solutions	$2,177,592	$2,048,760
Pass Through Revenue	(701,754)	(674,278)
People & Places Solutions Net Revenue	$1,475,838	$1,374,482
Total Revenue	$3,360,049	$3,083,788
Net Revenue	$2,658,295	$2,409,510

	For the Three Months Ended
	December 27, 2019	December 28, 2018
Segment Operating Profit:
Critical Mission Solutions	$90,422	$72,152
People & Places Solutions	178,328	159,459
Total Segment Operating Profit	268,750	231,611
Other Corporate Expenses (1)	(66,719)	(71,247)
Restructuring and Other Charges	(49,663)	(47,234)
Transaction Costs	(1,023)	—
Total U.S. GAAP Operating Profit	151,345	113,130
Total Other (Expense) Income, net (2)	102,824	(20,939)
Earnings from Continuing Operations Before Taxes	$254,169	$92,191
(1)Other corporate expenses include costs that were previously allocated to the ECR segment prior to discontinued operations presentation in connection with the ECR sale in the approximate amount of $6.4 million for the three-month period ended December 28, 2018. Other corporate expenses also include intangibles amortization of $21.8 million and $18.7 million for the three-month periods ended December 27, 2019 and December 28, 2018, respectively.
(2)Includes revenues under the Company's TSA with Worley of $12.0 million, $99.1 million of fair value adjustments (unrealized gains) related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale and the amortization of deferred financing fees related to the CH2M acquisition of $0.6 million for the three months ended December 27, 2019. For the three months ended December 28, 2018, primarily includes interest expense of $25.3 million and the amortization of deferred financing fees related to the CH2M acquisition of $0.5 million. Also, includes items related to restructuring and other charges for the three months ended December 27, 2019 and December 28, 2018, which are the loss on settlement of the CH2M portion of the U.S. pension plan of $2.4 million and the gain on the settlement of the CH2M retiree medical plans of $2.2 million, respectively.
Other Operational Information (in thousands):

Unaudited	For the Three Months Ended
Continuing Operations	December 27, 2019	December 28, 2018
Depreciation (pre-tax)	$22,152	$18,211
Amortization of Intangibles (pre-tax)	$21,845	$18,671
Capital Expenditures	$22,260	$19,467

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Balance Sheet (in thousands):

Unaudited	December 27, 2019	September 27, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$619,212	$631,068
Receivables and contract assets	3,056,115	2,840,209
Prepaid expenses and other	699,237	639,539
Current assets held for sale	4,022	952
Total current assets	4,378,586	4,111,768
Property, Equipment and Improvements, net	308,672	308,143
Other Noncurrent Assets:
Goodwill	5,437,422	5,432,544
Intangibles, net	645,468	665,076
Miscellaneous	1,403,881	918,202
Noncurrent assets held for sale	26,530	26,978
Total other noncurrent assets	7,513,301	7,042,800
	$12,200,559	$11,462,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$199,936	$199,901
Accounts payable	1,032,820	1,072,645
Accrued liabilities	1,162,872	1,384,379
Contract liabilities	435,211	414,208
Current liabilities held for sale	797	2,573
Total current liabilities	2,831,636	3,073,706
Long-term Debt	1,414,903	1,201,245
Other Deferred Liabilities	1,891,797	1,419,005
Noncurrent Liabilities Held for Sale	52	97
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 133,001,493 shares and 132,879,395 shares as of December 27, 2019 and September 27, 2019, respectively	133,001	132,879
Additional paid-in capital	2,605,765	2,559,450
Retained earnings	4,145,825	3,939,174
Accumulated other comprehensive loss	(880,166)	(916,812)
Total Jacobs stockholders’ equity	6,004,425	5,714,691
Noncontrolling interests	57,746	53,967
Total Group stockholders’ equity	6,062,171	5,768,658
	$12,200,559	$11,462,711

Statement of Cash Flow (in thousands):

	For the Three Months Ended
Unaudited	December 27, 2019	December 28, 2018
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$263,267	$129,591
Adjustments to reconcile net earnings to net cash flows (used for) provided by operations:
Depreciation and amortization:
Property, equipment and improvements	22,152	20,321
Intangible assets	21,845	19,285
Gain on sale of ECR business	(61,943)	—
(Gain) Loss on investment in equity securities	(105,319)	—
Stock based compensation	14,279	15,594
Equity in earnings of operating ventures, net	(715)	(3,141)
(Gain) Loss on disposals of assets, net	36	511
Loss (Gain) on pension and retiree medical plan changes	2,651	(2,172)
Deferred income taxes	102,487	(26,080)
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets	(121,532)	(299,061)
Prepaid expenses and other current assets	(4,152)	39,198
Accounts payable	(35,380)	18,891
Accrued liabilities	(236,090)	(169,948)
Contract liabilities	25,457	119,641
Other deferred liabilities	(60,562)	(80,439)
Other, net	36,333	(6,892)
Net cash (used for) provided by operating activities	(137,186)	(224,701)
Cash Flows from Investing Activities:
Additions to property and equipment	(22,260)	(20,721)
Disposals of property and equipment and other assets	—	205
Distributions of capital from (contributions to) equity investees	(12,000)	(966)
Purchases of noncontrolling interests	—	(1,113)
Net cash provided by (used for) investing activities	(34,260)	(22,595)
Cash Flows from Financing Activities:
Net (payments) proceeds from borrowings	210,616	527,057
Proceeds from issuances of common stock	6,201	7,582
Common stock repurchases	—	(141,799)
Taxes paid on vested restricted stock	(24,334)	(18,512)
Cash dividends, including to noncontrolling interests	(25,618)	(28,603)
Net cash provided by (used for) financing activities	166,865	345,725
Effect of Exchange Rate Changes	(7,275)	22,115
Net Increase (decrease) in Cash and Cash Equivalents	(11,856)	120,544
Cash and Cash Equivalents at the Beginning of the Period	631,068	793,358
Cash and Cash Equivalents at the End of the Period	619,212	913,902
Less Cash and Cash Equivalents included in Assets held for Sale	—	(27,195)
Cash and Cash Equivalents of Continuing Operations at the End of the Period	$619,212	$886,707

Backlog (in millions):

	December 27, 2019	December 28, 2018
Critical Mission Solutions	$8,473	$7,158
People & Places Solutions	14,197	13,177
Total	$22,670	$20,335

Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted operating profit and adjusted EBITDA.

Net revenue is calculated excluding pass-through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations. Adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted operating profit are non-GAAP financial measures that are calculated by (i) excluding the costs related to the 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs (collectively, the “2015 Restructuring and other items”); (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the KeyW and CH2M acquisitions, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating Jacobs, KeyW and CH2M offices, separating physical locations of ECR and continuing operations, costs and expenses of the Integration Management Office and Separation Management Office, including professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, charges associated with certain operations in India, which included write-offs on contract accounts receivable and other accruals, and similar costs and expenses (collectively referred to as the “Restructuring and other charges”); (iii) excluding transaction costs and other charges incurred in connection with closing of the KeyW and CH2M acquisitions, the pending acquisition of Wood Group’s nuclear business, and sale of the ECR business (to the extent incurred prior to the closing), including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the CH2M acquisition, and similar transaction costs and expenses (collectively referred to as “transaction costs”); (iv) adding back amortization of intangible assets; (v) allocating to discontinued operations estimated stranded corporate costs that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business; (vi) the reclassification of revenue under the Company's transition services agreement (TSA) included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of remaining unreimbursed costs associated with the TSA; (vii) allocating to discontinued operations estimated interest expense relating to long-term debt that was paid down with the proceeds of the ECR sale; (viii) the removal of fair value adjustments and dividend income related to the Company’s investment in Worley stock and certain foreign currency revaluations relating to ECR sale proceeds; (ix) the exclusion of a one-time favorable adjustment in the fiscal 2019 period associated with a reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business; (x) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform; (xi) adding back depreciation and amortization relating to the ECR business of the Company that was ceased as a result of the application of held-for-sale accounting; and (xii) other income tax adjustments. Adjustments to derive adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted operating profit are calculated on an after-tax basis. We believe that net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted operating profit and adjusted EBITDA are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

Adjusted EBITDA for prior periods is calculated by adding depreciation expense to adjusted operating profit from continuing operations. For fiscal 2020 outlook, the Company calculated adjusted EBITDA by adding income tax expense, depreciation expense and interest expense, and deducting interest income from adjusted net earnings from continuing operations.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP revenue, net earnings from continuing operations, EPS from continuing operations, operating profit and revenue to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding). Reconciliation of the adjusted EPS and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation (note: earnings per share amounts may not add across due to rounding).

U.S. GAAP Reconciliation for the first quarter of fiscal 2020 and 2019

	Three Months Ended
	December 27, 2019
Unaudited	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments (2)	Adjusted
Revenues	$3,360,049	$—	$—	$—	$3,360,049
Pass through revenue	—	—	—	(701,754)	(701,754)
Net revenue	3,360,049	—	—	(701,754)	2,658,295
Direct cost of contracts	(2,715,478)	—	—	701,754	(2,013,724)
Gross profit	644,571	—	—	—	644,571
Selling, general and administrative expenses	(493,226)	49,663	1,023	34,520	(408,020)
Operating Profit	151,345	49,663	1,023	34,520	236,551
Total other income (expense), net	102,824	2,378	620	(111,107)	(5,285)
Earnings from Continuing Operations Before Taxes	254,169	52,041	1,643	(76,587)	231,266
Income Tax Expense for Continuing Operations	(68,489)	(13,032)	(400)	18,640	(63,281)
Net Earnings of the Group from Continuing Operations	185,680	39,009	1,243	(57,947)	167,985
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(6,257)	—	—	—	(6,257)
Net Earnings from Continuing Operations attributable to Jacobs	179,423	39,009	1,243	(57,947)	161,728
Net Earnings Attributable to Discontinued Operations	77,587	—	—	—	77,587
Net earnings attributable to Jacobs	$257,010	$39,009	$1,243	$(57,947)	$239,315
Diluted Net Earnings from Continuing Operations Per Share	$1.33	$0.29	$0.01	$(0.43)	$1.20
Diluted Net Earnings from Discontinued Operations Per Share	$0.58	$—	$—	$—	$0.58
Diluted Earnings Per Share	$1.91	$0.29	$0.01	$(0.43)	$1.78
Operating profit margin	4.5%				8.9%
(1) Includes after-tax transaction costs associated mainly with the acquisition of John Wood Group's Nuclear Business.
(2) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $701.8 million, (b) the removal of amortization of intangible assets of $21.8 million, (c) the reclassification of revenues under the Company's TSA of $12.0 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $0.7 million in remaining unreimbursed costs associated with this agreement, (d) the removal of $99.1 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale and (e) associated income tax expense adjustments for the above pre-tax adjustment items.

	Three Months Ended
	December 28, 2018
Unaudited	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments (2)	Adjusted
Revenues	$3,083,788	$—	$—	$—	$3,083,788
Pass through revenue	—	—	—	(674,278)	(674,278)
Net revenue	3,083,788	—	—	(674,278)	2,409,510
Direct cost of contracts	(2,515,268)	2,870	—	674,278	(1,838,120)
Gross profit	568,520	2,870	—	—	571,390
Selling, general and administrative expenses	(455,390)	44,364	—	25,071	(385,955)
Operating Profit	113,130	47,234	—	25,071	185,435
Total other income (expense), net	(20,939)	(2,175)	515	18,067	(4,532)
Earnings from Continuing Operations Before Taxes	92,191	45,059	515	43,138	180,903
Income Tax Expense for Continuing Operations	(22,758)	(9,695)	(125)	138	(32,440)
Net Earnings of the Group from Continuing Operations	69,433	35,364	390	43,276	148,463
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(4,539)	—	—	—	(4,539)
Net Earnings from Continuing Operations attributable to Jacobs	64,894	35,364	390	43,276	143,924
Net Earnings Attributable to Discontinued Operations	59,402	(4,723)	4,795	(23,310)	36,164
Net earnings attributable to Jacobs	$124,296	$30,641	$5,185	$19,966	$180,088
Diluted Net Earnings from Continuing Operations Per Share	$0.45	$0.25	$—	$0.30	$1.00
Diluted Net Earnings from Discontinued Operations Per Share	$0.41	$(0.03)	$0.03	$(0.16)	$0.25
Diluted Earnings Per Share	$0.86	$0.22	$0.03	$0.14	$1.25
Operating profit margin	3.7%				7.7%
(1) Includes after-tax transaction costs associated mainly with the sale of our former ECR business.
(2) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $674.3 million, (b) the removal of amortization of intangible assets of $18.7 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $6.4 million that would have been reimbursed under the ECR transition services agreement (TSA) with Worley Parsons or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that was paid down as a result of the closing of the sale of the ECR business of $18.1 million, (e) the add-back of depreciation and amortization relating to the ECR business that was ceased as a result of application of held for sale accounting of $5.2 million, (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $11.0 million and (g) associated income tax expense adjustments for all the above pre-tax adjustment items.

Earnings Per Share:

	Three Months Ended
Unaudited	December 27, 2019	December 28, 2018
Numerator for Basic and Diluted EPS:
Net earnings (loss) attributable to Jacobs from continuing operations	$179,423	$64,894
Net earnings (loss) from continuing operations allocated to participating securities	(92)	(135)
Net earnings (loss) from continuing operations allocated to common stock for EPS calculation	$179,331	$64,759

Net earnings (loss) attributable to Jacobs from discontinued operations	$77,587	$59,402
Net earnings (loss) from discontinued operations allocated to participating securities	(40)	(124)
Net earnings (loss) from discontinued operations allocated to common stock for EPS calculation	$77,547	$59,278

Net earnings allocated to common stock for EPS calculation	$256,878	$124,037

Denominator for Basic and Diluted EPS:
Weighted average basic shares	133,202	142,451
Shares allocated to participating securities	(68)	(297)
Shares used for calculating basic EPS attributable to common stock	133,134	142,154

Effect of dilutive securities:
Stock compensation plans	1,484	1,424
Shares used for calculating diluted EPS attributable to common stock	134,618	143,578

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.35	$0.45
Basic Net Earnings from Discontinued Operations Per Share	$0.58	$0.42
Basic EPS	$1.93	$0.87
Diluted Net Earnings from Continuing Operations Per Share	$1.33	$0.45
Diluted Net Earnings from Discontinued Operations Per Share	$0.58	$0.41
Diluted EPS	$1.91	$0.86

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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